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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities

of

SANTANDER FINANCE PREFERRED S.A. UNIPERSONAL

Pursuant to the Prospectus dated            , 2004

        This form must be used by a holder of 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities of (the "Rule 144A Preferred Securities") of Santander Finance Preferred S.A. Unipersonal, a corporation organized under the laws of the Kingdom of Spain ("Santander Finance"), who wishes to tender Rule 144A Preferred Securities to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus dated             , 2004 (the "Prospectus") and in Instruction 1 to the related Letter of Transmittal. Any holder who wishes to tender Rule 144A Preferred Securities pursuant to those guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery before the Expiration Date of the Exchange Offer. Capitalized terms used but not defined in this notice have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,                         , 2004 UNLESS EXTENDED (THE "EXPIRATION DATE").

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

THE BANK OF NEW YORK

By Hand or Overnight Delivery: Tender & Exchange Department – 11 West 101 Barclay Street Receive & Deliver Window – Street Level New York, NY 10286	By Mail: Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248

For Notice of Guaranteed Delivery
(for Eligible Institutions only)
By Facsimile: (212) 815-6433
 To Confirm Facsimile
Transmission only by Telephone:
(212) 815-6212
(if by mail, registered or certified recommended)

        Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to Santander Finance the amount of Rule 144A Preferred Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal.

        The undersigned hereby tenders the Rule 144A Preferred Securities listed below:

Certificate Number(s) (if known) of Old Notes or Account Number at DTC	Total Amount Represented by Rule 144A Preferred Securities Certificate(s)	Total Amount Tendered

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory:
Name(s) of Registered Holder(s):

Date:	, 2003
Address:

Area Code and Telephone No.

        The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for Rule 144A Preferred Securities or on a security position listing as the owner of Rule 144A Preferred Securities, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

Please print name(s) and address(es)

Name(s):
Capacity:

Address(es):

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities and Exchange Act of 1934 guarantees deposit with the Exchange Agent of the Letter of Transmittal, together with the Rule 144A Preferred Securities tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of those Rule 144A Preferred Securities into the Exchange Agent's account at DTC described in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.
Name of firm:

Address:

(Include Zip Code)
Area Code and Tel. No.:

Authorized Signature:

Name:
(Please Print)
Title:

Dated:	, 2003

        DO NOT SEND CERTIFICATES FOR RULE 144A PREFERRED SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR RULE 144A PREFERRED SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.     Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of Rule 144A Preferred Securities, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail the holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 1 of the Letter of Transmittal.

        2.     Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Rule 144A Preferred Securities referred to in this Notice of Guaranteed Delivery, the signatures must correspond with the name(s) written on the face of the Rule 144A Preferred Securities without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Rule 144A Preferred Securities, the signature must correspond with the name shown on the security position listing as the owner of the Rule 144A Preferred Securities.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Rule 144A Preferred Securities listed or a participant of DTC whose name appears on a security position listing as the owner of the Rule 144A Preferred Securities, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Rule 144A Preferred Securities or signed as the name of the participant is shown on DTC's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to Santander Finance of the person's authority to so act.

        3.     Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address specified in this Notice of Guaranteed Delivery and in the Prospectus or by calling (800) 507-9357. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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NOTICE OF GUARANTEED DELIVERY for 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities of
SANTANDER FINANCE PREFERRED S.A. UNIPERSONAL Pursuant to the Prospectus dated , 2004
THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS
PLEASE SIGN AND COMPLETE
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY